Roadrunner Transportation Systems

Investor Presentation

Roadrunner Transportation Systems (“RRTS”)
Roadrunner Transportation Systems (“RRTS”)
Issuer Free Writing Prospectus dated August 13, 2013
Filed Pursuant to Rule 433
Registration No.  333-176225
(Relating to the Preliminary Prospectus Supplement dated August 13, 2013 and the Prospectus dated August 31, 2011)

Forward
- Looking Statements
Forward
- Looking Statements
Certain statements contained in this presentation may be deemed to be "forward-looking statements" under the federal securities laws, and RRTS intends that such forward-looking statements be subject to the safe-harbor created thereby.
These forward-looking statements include but are not limited to statements regarding RRTS' growth strategy, strategic plan, long-term goals and objectives, business models, business segments, acquisition strategy, acquisition of Marisol, acquisition pipeline, earnings, revenue, operating income and margin growth, avenues for enhancing earnings growth, operating initiatives, business expansion, cross-selling opportunities, service offerings, market opportunity, penetration of customers, industry, sales force, ability to capitalize on capacity constraints, margin expansion, management team, accelerated growth of acquired businesses, run-rate revenue of acquired business, and financial performance.  These forward-looking statements are based on RRTS' current expectations and beliefs, as well as a number of assumptions concerning future events.  These statements are subject to risks, uncertainties, assumptions and other important factors, many of which are outside of RRTS' control, that could cause actual results to differ materially from those reflected by such forward-looking statements.  You are cautioned not to place undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied.  All forward-looking statements are based on information available as of the date of this presentation and RRTS or the presenter of this information assumes no obligation to and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See "Risk Factors" in RRTS' prospectus supplement and RRTS’ other filings with the Securities and Exchange
Commission for factors you should consider before buying shares of RRTS' common stock.

Equity Offering Summary
Equity Offering Summary
Issuer: Roadrunner Transportation Systems, Inc.
Exchange / Ticker: NYSE / RRTS
Type of Securities: Common Shares
Offering Size: 3,500,000 Shares (1,500,000 Primary; 2,000,000 Secondary)
Over-Allotment Option:  15% (100% Secondary)
Use of Primary Proceeds: Repayment of Certain Indebtedness and General Corporate Purposes
Lock-up: 90 days for Company, Directors, Executive Officers and 5% Stockholders; Management 10b5-1 Plans Excluded
Anticipated Timing: August 13, 2013
Bookrunners: Baird, Morgan Stanley, and Deutsche Bank
Transaction Overview

Presenters
Presenters
Mark DiBlasi
President & Chief Executive Officer
Peter Armbruster
Chief Financial Officer
Scott Dobak
President, Less-Than-Truckload (LTL) and
Transportation Management Solutions (TMS)

Investment Highlights
Investment Highlights

Over 25% Operating Income Growth Quarter-Over-Quarter for the Last 9 Quarters
Deep leadership team
with the ability to
effectively manage
substantial growth
Leading full-service,
asset-light
transportation and
logistics provider
Unparalleled
acquisition strategy
with a robust pipeline
Strong organic
growth with multiple
avenues for
expansion
Broad geographic
footprint supported by
dedicated capacity
network
Comprehensive
service offering with
a scalable, variable
cost structure
Efficient business
model generates
strong FCF
and high ROIC

Revenue

2009 – LTM Q2-13 CAGR: 30%
$1,200
$600
$0
2009
2010
2011
2012
LTM

Operating Income

2009 – LTM Q2-13 CAGR: 65%
$80
$60
$40
$20
$0
2009
2010
2011
2012
LTM

Proven, Long-Term Growth Strategy
Proven, Long-Term Growth Strategy
From 2006 to LTM Q2-13, CAGR in Revenue of 19% and Operating Income of 32%
• Extend market share gains through cost-efficient / high-service models
Organic growth rate of 15% in 2011, 9% in 2012 and 7% in LTM Q2-13
(1)
• Cross-sell full suite of services to increase customer penetration and enhance profitability
• Strategic operational and selling initiatives to drive continuous improvements in operating ratio, maximize returns, and enhance customer value proposition
• Utilize robust IT systems and highly capable personnel to optimize capacity networks and provide industry-leading data management for customers
• Established reputation as a preferred buyer in a large, fragmented market results in a robust pipeline of opportunities
• Continue to seek and acquire well-run, profitable companies with strong cultural fit that:
Enhance or expand RRTS’ service offerings, solutions and geographic reach
Provide synergistic benefit through partnership with RRTS
Organic
Strategies
Acquisition
Strategies

_____________________
(1) Organic growth excludes growth achieved in acquired companies during the first full year after acquisition.
($ in millions)
($ in millions)
Q2-13 Q2-13

Customized Full-Service Offering
Customized Full-Service Offering

RRTS’ Comprehensive Service Offering is Unique
Over 35,000
Domestic
Customers
Complete Domestic Transportation
Capabilities with Dedicated Network of
3,300 Drivers, 179 Locations, and Over
9,000 Third Party Providers
400 International
Agents
Worldwide
State-of-the-Art
Data
Management
Capabilities and
Systems
16 Customs
Brokers and Ability
to Service Over 30
U.S. Import / Export
Locations
_____________________
Note: LTL = less-than-truckload; LCL = less-than-container load; FTL = full truckload; FCL = full container load.
Ultimate
International
Origin /
Destination
International
Ocean and
Air
U.S. Customs
and Port
Consolidation /
Deconsolidation
LTL
Intermodal
TL,
Consolidation &
Warehousing
Dray
Ultimate
Domestic
Origin /
Destination
or Outbound
Location
LTL /
LCL
FTL /
LCL

Overview of RRTS Business Segments
Overview of RRTS Business Segments
_____________________
Note: LTL = less-than-truckload; TLL = truckload; 3PL = third-party logistics; and TMS = transportation management solutions. All segment data reflects the exclusion of corporate expenses.
(1) Domestic LTL market is estimated to be $50 billion per the American Trucking Associations’ 2013 U.S. Freight Transportation Forecast.
(2) Based on LTM Q2-13 revenue of $1,206 million and operating income of $79 million.

Revenue Operating Income
Asset-light, capacity-driven network provides
customers with flexible, cost efficient
solutions
TL Services (67% of TLL revenue)
Appropriate mix of IC capacity, employee
drivers and brokerage
Reefer, dry and flatbed services
Intermodal Solutions (18% of TLL revenue)
Capacity-driven dry and refrigerated
services
Drayage and other short-run offerings
Freight Consolidation and Inventory
Management (15% of TLL revenue)
High-service consolidation and inventory
management focused primarily on food
products
Over 2.5 million sq. ft. of warehouse space
nationally
TL Logistics
Non-asset, point-to-point LTL model
Fewer handlings
Efficient transit times
Limited investment in equipment and real
estate
Low-cost / high-service market position
yields competitive advantage
Unique model allows for expansion without
traditional inefficiencies
High incremental margins yield strong return
on continued LTL market share gains
(1)
LTL
•
Comprehensive global supply chain solutions
•
Full TMS and container management capabilities
•
Industry-leading IT and data management
•
Flexible, customizable solutions allow customers to
manage freight spend based on their individual
needs
•
Capabilities range from à la carte to complete
management of transportation
•
Integration with broader RRTS network provides
affordable access to capacity for all of TMS and
allows for optimization of RRTS capacity
TMS
(2)
(2)
RRTS’ Capacity-Based, Asset-Light Business Models and Full Service Capabilities
Provide Significant Revenue Growth with High Incremental Margins
LTL
45%
TL
Logistics
47%
TMS
8%
LTL
43%
TL
Logistics
44%
TMS
14%

Strategic Significance of Business Segments
Strategic Significance of Business Segments
• Sales efforts are supported by integrated solutions sales team designed to drive cross-selling of complete solutions across the enterprise and capitalize on individual cross-selling opportunities
Investment in a Sales Force Equipped to Cross-Sell RRTS’ Capabilities
Allows RRTS to Provide Each Customer Access to
the Full RRTS Service Platform
Penetration of Customers Utilizing Multiple Service Offerings Has
Grown to 33% (1) and Acceleration Continues
_____________________
(1) Total revenue of customers using multiple services as a percent of total company revenue as of June 30, 2013.

Over 35,000
customers
and growing
Over 100 LTL
sales personnel
Over 100 TLL sales
personnel and dispatchers
Over 50 TMS / Global
sales personnel

RRTS Continues to Maintain a Robust Pipeline of Proprietary Targets That
Want to Join the Broader Platform
RRTS Employs Industry-Tested Evaluation, Integration and Optimization
Strategies to Mitigate Risk, Ensure Efficient Utilization of
Capital and Augment Organic Growth
Focused Acquisition Strategy Augments Organic Growth
Focused Acquisition Strategy Augments Organic Growth
• Strong cultural fit with and expansion of management team
• Complementary expansion of service offerings and geographic reach
• Immediately accretive to earnings and shareholder value
• Expands access to dedicated capacity base and service capabilities
• Actionable opportunities for synergies, including:
Accelerated growth and cost-efficient expansion through access to RRTS network and infrastructure
Cross-selling opportunities across the platform
Enhanced operational efficiencies through integration and optimization across the broader network
Improvements in both market position and value provided to customers
RRTS has successfully
acquired and integrated 25
companies since 2006 and 16
since IPO in 2010
Corporate structure designed
to accommodate multiple
acquisitions simultaneously
Strong reputation within the
marketplace yields substantial
proprietary opportunities
RRTS Acquisition Target Criteria

Procuring a High Quality International Offering was RRTS’ Top
Strategic Priority for Service Diversification
• NVOCC
(1)
and freight forwarding
• International ocean and air transportation
management
• Customs brokerage capabilities
• Domestic logistics solutions
• Dry and refrigerated freight
Acquisition of Marisol International
Acquisition of Marisol International

Marisol Fulfills a Key Objective of Broadening RRTS’ International Capabilities
to Meet Customers’ Global Transportation and Supply Chain Needs
• RRTS / Marisol will be one of a few companies that can handle international shipments of FCL or LCL from cradle to grave and be the service or capacity provider on the domestic side
• Substantial opportunity to cross-sell to existing customers, increase penetration and bring value to new customers as the service provider domestically
RRTS can cross-sell Marisol’s strong international capabilities across many of its 35,000 customers
Existing customers have been asking for RRTS to provide international services
Transaction Highlights
Marisol Service Offerings
• Transaction Date:  July 25, 2013
• Purchase Price: $66 million + $2.5 million earn-
out
• 2012 Revenue: $93 million
• 2012 Net Revenue: $20 million
• 2009–2012 Net Revenue CAGR: 21%
_____________________
(1) NVOCC = Non-Vessel Operating Common Carrier.

Revenue at Time of Acquisition
Run-Rate Revenue as of Q2-13
$150
$125
$100
$75
$50
$25
$0
$54
$23
$90
$80
$33
$24
$19
$15
$48
$39
$10
$8
$128
$101
Bruenger
Prime
D&E
CTW
A&A Express
DCT
Intermodal (1)

Initiatives related to capacity
expansion and sales and
marketing have resulted in
substantial growth in acquired
companies
•
Average CAGR of acquired
companies of 18% since
acquisition date
Operating expertise allows for
efficient expansion through
network optimization
•
Has yielded 210 bps in margin
expansion within Freight
Consolidation and Inventory
Management business (Prime)
Best-in-Class Growth Platform
Best-in-Class Growth Platform
_____________________
(1) Includes Morgan Southern, James Brooks, Central Cal and Wando.

RRTS’ Capabilities Facilitate Accelerated Growth of Acquired Businesses
($ in millions)
135%
13%
38%
27%
23%
25%
26%

3,400
3,100
2,800
2,500
2,200
1,900
1,600
1,300
1,000
~3,300
~1,100
2010
2013

Capacity Constraints Provide Tailwinds for RRTS
Capacity Constraints Provide Tailwinds for RRTS

RRTS’ Unique Business Model Drives Significant Growth and Margin Expansion
in Periods of Constrained Industry Capacity
• Best-in-class track record of recruiting and
retention – rated #1 by Transport Topics
(1)
Tripled dedicated driver capacity to ~3,300 over
last few years
(2)
• Recent acquisitions expand and enhance capacity
• Expanded driver recruitment team to accommodate
continued growth
RRTS’ Dedicated Drivers
(2)
(number of dedicated drivers)
Factors
Constraining
Industry
Capacity
RRTS’
Advantageous
Position
Tightening
Capacity
Increasing
Regulation
Anticipated
Economic Uptick
Increasing Costs
for Owner
Operators and
Trucking
Companies
Escalating
Average
Driver Age
Shipper Focus on
Safety and Liability
Exposure
_____________________
(1) Source: www.ttnews.com, week of July 22, 2013.
(2) 2010 and 2013 figures are as of 1/1/2010 and 6/30/2013, respectively.

2010 – LTM Q2-13 CAGR: 29%
$632.0
$843.6
$1,073.4
$1,205.5
$1,323.0

Operating Income
Operating Income Margin
2010 – LTM Q2-13 CAGR: 45%

Proven Strategy Resulting in Significant Growth
Proven Strategy Resulting in Significant Growth
_____________________
(1) Excludes restructuring, transaction, and other expenses related to the IPO in 2010.
(2) 2013E figures per Bloomberg consensus estimates.

($ in millions)
Positioned to Continue Achieving Earnings Growth in 2013 and Beyond
($ in millions)
(2)
Q2-13
(2)
Q2-13
(1)
Revenue
Operating Income and Margin
$0
$200
$400
$600
$800
$1,000
$1,200
$1,400
$1,600
2010 2011 2012 LTM
2013E
$31.3
$46.1
$69.0
$79.3
$92.7
2.0%
3.0%
4.0%
5.0%
6.0%
7.0%
8.0%
9.0%
10.0%
$0
$20
$40
$60
$80
$100
2010 2011 2012 LTM 2013E

27%
$843.6
$1,073.4
2011
2012

26%
$499.1
$631.3
2012
2013

50%
$46.1
$69.0
2011
2012

31%
$33.2
$43.5
2012
2013

20%
$0.80
$0.60
$0.40
$0.20
$0.00
$0.56
$0.67
2012
2013

Strategic Initiatives Drive Strong Performance
Strategic Initiatives Drive Strong Performance
Revenue
($ in millions)
Operating Income
($ in millions)
_____________________
(1) Based on Bloomberg consensus estimates as of August 5, 2013.
(2) Pro forma for early extinguishment of debt at the time of IPO in 2010.
• Operating income margin improved by 24 bps YTD Q2-13
compared to the same period in 2012
Earnings Per Share
RRTS is Performing Well and Positioned for Substantial Growth
Full Year
Full Year
• Consensus estimates for 2013 represent a YOY
increase of 20% in EPS and 39% in Net
Income
(1)
($ per share)

Since 2010, RRTS has grown EPS
at a CAGR of 36% (2)
First Half
First Half
First Half

Financial Flexibility to Pursue Future Growth Initiatives
Financial Flexibility to Pursue Future Growth Initiatives
RRTS is Well Capitalized with Sufficient Capacity to Fund Near and
Medium-Term Growth Initiatives
Balance Sheet Strength and Free Cash Flow Characteristics Provide
Flexibility to Pursue Organic Growth Initiatives and Strategic Acquisitions
Capitalization
($ in millions)
• RRTS seeks to maintain a long-term leverage ratio under 2.0x Debt / EBITDA
• Business model results in substantial free cash generation and high FCF yield
• Recently increased credit facility by $100 million to provide additional capacity for acquisitions
(1)
_____________________
(1) As adjusted figures assume primary offering proceeds of $45.1 million, based on RRTS’ closing price on August 8, 2013, less estimated fees and expenses.

June 30, 2013 As Adjusted
Net Debt (Credit Facility Less Cash) $169.6 $127.4
Total Stockholders’ Investment 430.0 472.2
Total Capitalization $599.6 $599.6
Net Debt / Capitalization 28.3% 21.2%

Experienced Team Capable of Managing Substantial Growth
Experienced Team Capable of Managing Substantial Growth
• Entrepreneurial culture and team with well-established track record
• Proven ability to identify and assimilate strategic acquisitions, efficiently manage significant growth, and effectively control costs throughout economic cycles
Years of Experience
Name Position Company Industry
Mark DiBlasi President and Chief Executive Officer 7 34
Peter Armbruster Chief Financial Officer 23 23
Scott Dobak President, LTL & TMS 6 26
Brian van Helden President, TLL 6 23
Pat McKay President, Truckload Services 2 27
Kevin Charlebois President, Freight Consolidation and Inventory Management 2 23
Ben Kirkland President, Roadrunner Intermodal Services 17 37
Tom Gioia Chief Financial Officer, TLL and VP of Business Development 2 8
Bryan Reifsnyder Vice President of Operations, LTL 2 21
Deep Team in Place with Relevant Industry Experience,
Strong Internal Support and Talent

RRTS’ Leadership Team is Well Equipped to Manage Substantial Growth Throughout Each Segment

•
Penetrate existing customers across
the platform seeking to efficiently
outsource their international and
domestic transportation needs
•
Evaluate strategic acquisitions within
fragmented market to expand
geographic reach
•
Continue to expand technological
capabilities to maximize value to and
retention of our customers
•
Expand geographic reach
Fragmented TL markets
•
Enhance value proposition for
customers
RRTS has complete TMS, TL and LTL
capabilities
•
Add complementary services
Enhance offering and value provided to
customers
RRTS is Executing on Long-Term Growth Strategy
RRTS is Executing on Long-Term Growth Strategy

RRTS’ Objective is to Become a Multi-billion Dollar Transportation Solutions Provider With:
•
Full scope of services with a dedicated capacity network
•
Fully integrated, cost-efficient solutions for our customers
•
Market-leading growth and financial performance
RRTS is a Rapidly Expanding, Comprehensive Transportation Solutions Provider
with a Clear Strategy for Continued, Sustainable Growth
TMS Strategy TL Logistics Strategy LTL Strategy
•
Further extend market share
Leverage low-cost / high-service
position
•
Expand into new markets
Non-asset model allows for efficient
expansion
•
Continued focus on strategic selling
and operating initiatives
Enhancing growth and maintaining
strong incremental margins